EXHIBIT 23.1



                        CONSENT OF INDEPENDENT REGISTERED
                             PUBLIC ACCOUNTING FIRM



The Board of Directors
American TonerServ Corp.

We consent to the incorporation by reference in this registration statement on Form S-8 of American TonerServ Corp. of our report dated March 28, 2008 relating to our audit of the financial statements of American TonerServ Corp. which appear in the Annual Report on Form 10-KSB of American TonerServ Corp. for the year ended December 31, 2007.



/s/ Perry-Smith LLP
Sacramento, California
December 23, 2008